Exhibit 1.1
Execution Version
COUSINS PROPERTIES INCORPORATED
6,000,000 Shares of Common Stock
(Par Value $1.00 Per Share)
Underwriting Agreement
November 7, 2024
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
Cousins Properties Incorporated, a Georgia corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (the “Underwriter”) with respect to the issue and sale by the Company and the purchase by the Underwriter of 6,000,000 shares of Common Stock, par value $1.00 per share (“Common Stock”), of the Company (the “Securities”).
The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as it deems advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-279209) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 4:09 P.M., New York City time, on November 7, 2024 or such other time as agreed by the Company and the Underwriter.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule A-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule A-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
Unless the context otherwise clearly requires, all references in this Agreement to financial statements and schedules and other information which is “contained,” “included”

or “stated” (or other references of like import) in the Registration Statement, the preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
1.    Representations, Warranties and Agreements.
(a)    Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, and the Closing Time (as defined below), and agrees with the Underwriter, as follows:
(i)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of the preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
The Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and the preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at their effective time, or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first and second paragraphs under the heading “Underwriting—Price Stabilization, Short Positions” (the “Underwriter Information”).
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).
(v)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the General Disclosure Package and Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.
(vii)    Independent Accountants. Deloitte & Touche, LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the Public Company Accounting Oversight Board.
(viii)    Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, its consolidated subsidiaries and its joint ventures (both consolidated and unconsolidated) at the dates indicated and the results of their operations and cash flows for the periods specified; and, except as may be stated in the related notes thereto, said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that those financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus that are unaudited are subject to year-end adjustments and do not contain all footnotes that may be required under GAAP for annual financial statements. The supporting schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Amounts included in the supporting schedules have been compiled or derived from information that has been prepared in accordance with GAAP. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements, as the case may be, included or incorporated by reference in the Registration Statement and the Prospectus. Without limiting the foregoing, the Company has properly reflected all impairment losses or charges on a timely basis in accordance with GAAP and no such impairment losses or charges exist that should have been reflected in the Company’s consolidated financial statements in accordance with GAAP that were not so reflected. There are currently no impairment losses or charges that would need to be reflected in the Company’s consolidated financial statements in accordance with GAAP in its periodic reports to be filed in accordance with the 1934 Act and the 1934 Act Regulations that have not already been disclosed in previously filed reports. No other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ix)    No Material Adverse Change in Business. Since the respective dates as of which information is given in or incorporated by reference in each of the Registration Statement, the General Disclosure Package or the Prospectus (in each case as supplemented or amended), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, including, but not limited to, the impact of any material adverse change in any Joint Venture (as defined below), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) without limiting the foregoing, neither the Company nor any of its Subsidiaries or Joint Ventures has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, that would reasonably be expected to result in a Material Adverse Effect, (C) there have been no transactions entered into by the Company or any of its Subsidiaries or its Joint Ventures, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (D) there has been no obligation or liability, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary or Joint Venture that would reasonably be expected to have a Material Adverse Effect, (E) except for regular quarterly dividends on the Common Stock, in amounts per share that are described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(x)    Organization and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(xi)    Organization and Good Standing of Subsidiaries. The Company represents and warrants that set forth on Schedule B are each of its subsidiaries that are material, financial or otherwise, to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (each a “Subsidiary” and collectively, the “Subsidiaries”) and set forth on Schedule C are each of its joint ventures (that are not also Subsidiaries) that are material, financial or otherwise, to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (each a “Joint Venture” and collectively, the “Joint Ventures”). Each Subsidiary and Joint Venture has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or limited liability limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect, has corporate or other applicable entity, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other applicable entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus all of the issued and outstanding capital stock or other applicable entity interests, which are owned directly or indirectly by the Company, of each such Subsidiary and Joint Venture has been duly authorized and validly issued, is fully paid and, in the case of capital stock, non-assessable and, in the case of any other equity interests, exempts the holder thereof from any expense or liability beyond the amount of such holder’s investment except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, and, each of the shares of capital stock or other applicable entity interests owned, directly or indirectly by the Company, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other applicable entity interests, which are owned directly or indirectly by the Company, of any Subsidiary or Joint Venture was issued in violation of the preemptive, co-sale, registration, right of first refusal or similar rights of any securityholder of such Subsidiary or Joint Venture or any other person. The only Subsidiaries of the Company are (a) the Subsidiaries listed on Schedule B hereto and the Joint Ventures listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. The Company does not have any “significant subsidiaries” other than Cousins Properties LP.
(xii)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” as of the date set forth therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive, co-sale, registrations, right of refusal or other similar rights of any securityholder of the

Company or any other person. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there are no outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any equity interests of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect, there are no outstanding (A) securities or obligations of any Joint Venture convertible into or exchangeable for any equity interests of such Joint Venture, (B) warrants, rights or options to subscribe for or purchase from any Joint Venture any such equity interests or any such convertible or exchangeable securities or obligations or (C) obligations of the Joint Venture to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is authorized for trading on the New York Stock Exchange (“NYSE”). The Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE, and, there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from the NYSE. The Company has notified the NYSE of its intention to apply to list the Securities on the NYSE and has taken, or prior to the Closing Time, will take, all other reasonable and necessary action to effect the listing of the Securities on the NYSE upon the closing of the transactions contemplated hereby.
(xiii)    Authorization of Agreement. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.
(xiv)    Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, General Disclosure Package and Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive, co-sale, registration, right of first refusal or other similar rights of any securityholder of the Company or any other person.
(xv)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries or Joint Ventures is (i) in violation of its charter, by-laws, operating agreement, partnership agreement or other applicable organizational documents, as the case may be, or (ii) in default in the performance or observance nor has any event occurred which with notice, lapse of time or both would constitute a default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries or any Joint Venture is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary or any Joint Venture is subject (collectively, “Agreements and Instruments”), except, in the case of clause (ii) above, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, General Disclosure Package and Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, General Disclosure Package and Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary or Joint Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (Y) the provisions of the charter, by-laws, operating agreement, partnership agreement or other applicable organizational documents, as the as may be, of the Company or any Subsidiary or Joint Venture or (Z) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or Joint Venture or any of their assets, properties or operations except, in the case of clause (Z), for such violations that would not reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary and Joint Venture is currently in compliance with all laws, statutes, rules, regulations, judgments, orders, writs or decrees of any government, government instrumentality or court, domestic or foreign, that are applicable to it and its properties, except where failure thereof would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment

Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary or Joint Venture.
(xvi)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s or Joint Venture’s principal suppliers, customers, tenants or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(xvii)    Absence of Proceedings. Except as described in each of the Registration Statement, General Disclosure Package and Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or Joint Venture, which would reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets of the Company and its Subsidiaries considered as one enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary or Joint Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, General Disclosure Package and Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
(xviii)    Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
(xix)    Possession of Intellectual Property. The Company and its Subsidiaries and Joint Ventures own or possess, license, or have other rights to use or can acquire on reasonable terms rights with respect to patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures, whether or not patentable), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to own, possess or license or have other rights to use or acquire would not reasonably be expected, singly or in the aggregate, to result in a

Material Adverse Effect. Neither the Company nor any of its Subsidiaries or Joint Ventures has received any notice of, or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned, possessed or licensed by the Company or any of its Subsidiaries or Joint Ventures invalid or inadequate to protect the interest of the Company or any of its Subsidiaries or Joint Ventures therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(xx)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to, which constitutes or which has constituted, or which would be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any applicable law.
(xxi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and (ii) such as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter.
(xxii)    Possession of Licenses and Permits. The Company, its Subsidiaries and its Joint Ventures possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them as described in the Registration Statement, General Disclosure Package and Prospectus, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its Subsidiaries and Joint Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries or Joint Ventures has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxiii)    Title to Property. The Company, its Subsidiaries and its Joint Ventures have good and marketable title to all real property and other properties reflected as owned in the Company’s consolidated financial statements, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, General Disclosure Package and the Prospectus or (b) would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, all of the leases and subleases material to the business of the Company and its Subsidiaries and Joint Ventures, and under which the Company or any of its Subsidiaries or Joint Ventures holds or leases properties described in the Registration Statement, General Disclosure Package and the Prospectus, are in full force and effect and enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and with such exceptions as do not materially interfere with the use of the property, and neither the Company nor any Subsidiary or Joint Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary or Joint Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary or Joint Venture to the enforceability of said lease or sublease, possession of the leased or subleased premises under any such lease or sublease, as the case may be, except in each case for such matters as would not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus, or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no tenant under any of the leases pursuant to which the Company or its Subsidiary or Joint Venture leases their properties has an option or right of first refusal to purchase the premises demised under such lease, (ii) the use and occupancy of each of the properties of the Company and its Subsidiaries and Joint Ventures comply with all applicable laws, including, but not limited to, codes and zoning laws and regulations, (iii) no properties are subject to, and the Company has no knowledge of, any contemplated condemnation or zoning change that would affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company, its Subsidiaries or Joint Ventures, and (iv) there is no pending, or to the Company’s knowledge, any contemplated proceeding or action that would affect the size of, use of, improvements or construction on, or access to any of the properties of the Company, its Subsidiaries or Joint Ventures. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company, its Subsidiaries and Joint Ventures maintain title insurance with respect to the real property reflected as owned therein in an amount consistent with the title insurance maintained by similar companies in similar businesses and (ii) the mortgages and deeds of trust encumbering the properties and assets described or referred to therein are not convertible into equity.
(xxiv)    Investment Company Act. The Company is not required, and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in each of the Registration Statement, General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxv)    Environmental Matters. Except as described in the Registration Statement, General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries or Joint Ventures is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any applicable and legally binding judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials (as defined below) or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries and Joint Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws necessary for the operation of their respective business and are each in compliance with their requirements, (C) the Company has not received any notice of, and has no knowledge of, any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its Subsidiaries or Joint Ventures and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries or Joint Ventures relating to Hazardous Materials or any Environmental Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company, its Subsidiaries and Joint Ventures have conducted Phase I environmental assessments on each of their currently owned properties at the time such property was acquired. The Company, its Subsidiaries and Joint Ventures currently conduct Phase I environmental assessments with respect to each property to be acquired as part of the ordinary course of business. The Company, its Subsidiaries and Joint Ventures have not obtained any Phase I environmental assessments that have indicated the existence of any conditions that would reasonably be expected to result in a Material Adverse Effect. None of the entities which prepared appraisals of the properties or Phase I environmental assessment reports with respect to the properties held by the Company, its Subsidiaries or Joint Ventures was employed for such purpose on a contingent basis or has any substantial interest in Company (other than any ownership by any such entity of less than 5% of the outstanding common stock of the Company), its Subsidiaries or Joint Ventures, and none of their directors, officers or employees is connected with the Company, any Subsidiary or Joint Venture as a promoter, selling agent, director, officer or employee.
(xxvi)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act; and no person has a right of participation, co-sale, first refusal or similar right with respect to the sale of the Securities by the Company.
(xxvii)    Accounting Controls and Disclosure Controls. The Company and its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxviii)    Compliance with the Sarbanes-Oxley Act and Related Party Matters. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications. No transaction has occurred between or among the Company, its Subsidiaries and Joint Ventures, on one hand, and any of their respective officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in the Registration Statement, General Disclosure Package and Prospectus which is not so described.
(xxix)    Pending Proceedings and Examinations. The Registration Statement is not the subject of pending proceedings or examinations under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
(xxx)    Payment of Taxes. The Company and its Subsidiaries and Joint Ventures have filed all United States federal income tax returns that are required by law to be filed or have requested extensions thereof and have paid all taxes shown by such returns or otherwise assessed, which are due and payable, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and all such returns are true and correct in all material respects. The Company and its Subsidiaries and Joint Ventures have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, and all such returns are true and correct in all material respects. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the General Disclosure Package and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, its Subsidiaries and its Joint Ventures has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.
(xxxi)    Insurance. The Company and its Subsidiaries and Joint Ventures carry or are entitled to the benefits of insurance in such amounts and covering such risks as are generally deemed customary for their business and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2009, neither the Company nor any Subsidiary or Joint Venture has been denied any insurance coverage with respect to any material claim made by such party under policies such party reasonably believed covered such claim.
(xxxii)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that are reliable and accurate in all material respects, and, if required, the Company has obtained the written consent to the use of such data from such sources.
(xxxiii)    Foreign Corrupt Practices Act. None of the Company or any of its Subsidiaries, nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Joint Ventures has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries and Joint Ventures have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiv)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, its Joint Ventures, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxv)    OFAC. None of the Company or any of its Subsidiaries, nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Joint Ventures, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries or Joint Ventures located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xxxvi)    No Commissions. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
(xxxvii)    Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(xxxviii)    REIT Status. Commencing with its taxable year ended December 31, 1987, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024 and thereafter. No transaction or other event has occurred that could reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2024 or future taxable years. The Company and each of its Subsidiaries have no intention of changing their operations or engaging in activities that would cause the Company to fail to qualify, or make economically undesirable the Company’s continued qualification, as a REIT under the Code.
(xxxix)    Dividends/Distributions. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, or as would not reasonably be expected to result in a Material Adverse Effect, no Subsidiary or Joint Venture is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary’s or Joint Venture’s issued and outstanding capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary or Joint Venture from the Company or from transferring any of the property or assets of such Subsidiary or Joint Venture to the Company.
(xl)    Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
(xli)    Cybersecurity; Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company and its Subsidiaries are reasonably believed by the Company and its Subsidiaries to be adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each of its Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each of the Company and its Subsidiaries has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no known material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any known material incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case, except for such failures as would not and are not reasonably likely to have a Material Adverse Effect.
(xlii)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
2.    Sale and Delivery to the Underwriter; Closing.
(a)    Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the number of Securities set forth in Schedule A-1 at the price per share of $31.010.
(b)    Payment. The Securities shall be delivered by the Company to the Underwriter through the facilities of DTC for the account of the Underwriter, against payment by the Underwriter of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company.
The closing of the transaction contemplated hereby shall occur at 10:00 A.M. (Eastern time) on the first (second, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

(c)    Delivery of Securities. Delivery of the Securities shall be made through the facilities of the Depository Trust Company.
3.    Covenants of the Company. The Company covenants and, as applicable, represents and warrants, with the Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any amendment to the Registration Statement or new registration statement relating to the Securities has been filed or becomes effective (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for additional information, (iv) of the receipt of any comments from the Commission relating to the Securities, the filing of a new registration statement relating to the Securities or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information relating to the Securities, (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (vi) of the occurrence of any event or development within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1934 Act, (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (ix) upon the happening of any similar event. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Preliminary Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof. The

Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)    Delivery of Copies. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, upon request, without charge (i) signed copies of the Registration Statement as originally filed and of each amendment thereto (including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request.
(d)    Blue Sky Qualifications. The Company will qualify the Securities for offer and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(e)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(f)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and Prospectus under “Use of Proceeds.”
(g)    Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the NYSE.
(h)    Restriction on Sale of Securities by the Company. During a period of 20 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file, amend or supplement any registration statement under the 1933 Act with respect to effecting any of the foregoing (other than with respect to the Securities) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and issued under the Company’s existing employee benefit or stock-based compensation plans referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit or other stock-based compensation plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued by the Company pursuant to the dividends or distributions payable to holders of the Common Stock generally consistent with expectations disclosed by the Company in the Registration Statement, Prospectus and General Disclosure Package, (E) registration statement on Form S-8 or the registration of any securities referenced in clauses (B) or (C) above, or (F) any shares of Common Stock issued by the Company upon the conversion or redemption of any limited partnership interest issued by Cousins Properties LP and outstanding on the date hereof.
(i)    Reporting Requirements. During the period when the Prospectus is required to be delivered under the 1933 Act and the 1933 Act Regulations in connection with the sale of the Securities, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
(j)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule A-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(k)    Share Price Manipulation.
(i)    The Company agrees that it will not, and will cause its officers and directors and its Subsidiaries and, to the extent practical, Joint Ventures, not to, take, directly or indirectly, any action, in violation of any applicable law, designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities; provided that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the 1934 Act.
(l)    REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.
(m)    Investment Company Act. The Company will use its best efforts to conduct its affairs and the affairs of its Subsidiaries in such a manner so as to ensure that neither the Company nor any of its Subsidiaries will be an “investment company” (as defined in the 1940 Act) or an entity “controlled” by an investment company that is required to be registered under the 1940 Act, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to conduct its affairs and the affairs of its Subsidiaries in such a manner.
4.    Payment of Expenses.
(a)    Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of the preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iv) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, out-of-pocket expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, and (ix) the fees and expenses incurred by the Company in connection with the listing of the Securities on the NYSE. Except as provided in this Section 4, Section 6 and Section 7 and 9(b), or otherwise expressly set forth herein, the Underwriter shall pay its own expenses, including the fees and disbursements of their counsel.
(b)    Expenses Upon Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii)(a) hereof, the Company shall reimburse the Underwriter for all of its reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.
5.    Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b). The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).
(b)    Opinion of Counsel and Tax Advisor for Company. At the Closing Time, the Underwriter shall have received the opinions, dated as of the Closing Time, of (i) King & Spalding LLP, counsel for the Company, and (ii) Deloitte Tax LLP, tax advisor to the Company, each in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A and Exhibit B hereto, respectively, and to such further effect as counsel to the Underwriter may reasonably request.
(c)    Opinion of Counsel for Underwriter. At the Closing Time, the Underwriter shall have received an opinion and negative assurance letter, each dated as of the Closing Time, of Hogan Lovells US LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

(d)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, in the judgment of the Underwriter, any Material Adverse Effect and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties contained in this Agreement are true and correct as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time (except that to the extent that such representations or warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (iii) the Company has complied with all agreements hereunder and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
(e)    Good Standing. The Underwriter shall have received at or prior to the Closing Time satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
(f)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, and the documents incorporated or deemed to be incorporated by reference therein.
(g)    Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to the Closing Time.
(h)    Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(i)    Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(j)    Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.
(k)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
6.    Indemnification.
(a)    Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers and affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arising out of any untrue statement or alleged untrue statement of a material fact included (A) in the preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in the preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense, as incurred (including, subject to Section 6(b) below, the reasonable fees and disbursements of one counsel chosen by the Underwriter), reasonably incurred and documented by the Underwriter in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
(iv)    provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b)    Indemnification of Company and Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the event an indemnifying party is relieved from any liability hereunder because such indemnifying party was materially prejudiced as a result of not being notified of an action as described above, such relief from liability shall be limited only to the extent of such prejudice. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company; provided, however, that such counsel shall be reasonably satisfactory to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without the indemnifying party’s prior written consent which shall otherwise be required prior to entering into such settlement if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)    Non-Exclusive Remedies. The remedies provided for in this Section 6 and Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (after deducting underwriting commissions and discounts but before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each director and officer of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company (ii) delivery of and payment for the Securities.
9.    Termination of Agreement.
(a)    Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) (a) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE or (b) if trading generally on the NYSE, NYSE American or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental, quasi-governmental or self-regulatory authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
10.    Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
11.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriter shall be directed to the Underwriter at:
BofA Securities, Inc.
One Bryant Park
New York, NY 10036
Email:  dg.ecm_execution_services@bofa.com
Attention:  Syndicate Department
with a copy to:
Email:  dg.ecm_legal@bofa.com
Attention:  ECM Legal
with a copy to:
Hogan Lovells US LLP
555 Thirteenth Street N.W.
Washington, D.C. 20004
Attention: Michael E. McTiernan, Esq.
Email: Michael.mctiernan@hoganlovells.com
Notices to the Company shall be directed to it at:
3344 Peachtree Road NE, Suite 1800
Atlanta, Georgia, 30326
Attention: Chief Executive Officer and Chief Financial Officer
Email: GAdzema@cousins.com
with a copy to:
King & Spalding LLP
1180 Peachtree Street NE,
Atlanta, Georgia, 30309
Attention: Keith Townsend
Email: ktownsend@kslaw.com
12.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
13.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.
14.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company, and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.
15.    TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
17.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
18.    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this

Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to the conduct of the transactions contemplated hereunder by electronic means.
19.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
20.    Qualified Financial Contract. In the event that any party to this Agreement is not a company (i) that is incorporated or organized under the laws of the United States or any state thereof or (ii) with its principal place of business in the United States or any State thereof, then the following provisions shall be applicable to this Agreement and any transaction hereunder:
(a)    In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.
(b)    In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate of the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.
For purposes of this Section 20, the following terms shall have the following meaning:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) or 1813(w), as applicable.
“Covered Entity” means: (i) a subsidiary of a bank holding company that is identified as a global systemically important BHC pursuant to 12 C.F.R. § 217.402; or (ii) a U.S. subsidiary, U.S. branch or U.S. agency of a top-tier foreign banking organization that is identified as a global systemically important foreign banking organization pursuant to 12 C.F.R. § 252.153(b)(4).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.
Very truly yours,

COUSINS PROPERTIES INCORPORATED

By	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

UNDERWRITER
CONFIRMED AND ACCEPTED,
as of the date first above written:

BofA Securities, Inc.

By	/s/ Chris Djoganopoulos
	Name:	Chris Djoganopoulos
	Title:	Managing Director

SCHEDULE A-1
Company Pricing Terms
1.    The Company is selling 6,000,000 shares of Common Stock.
2.    The purchase price per share for the Securities to be paid by the Underwriter shall be $31.010.
3.    The public offering price per share for the Securities shall be: Variable price offering on an investor-by-investor basis.
A-1

SCHEDULE A-2
Free Writing Prospectuses
None.
A-2

SCHEDULE B
LIST OF SUBSIDIARIES

Subsidiary	State of Organization	Company Percentage Ownership
101 South Tryon GP, LLC	Delaware	100%
1230 Peachtree Associates LLC	Georgia	100%
5950 Sherry Property, LLC	Delaware	100%
Austin 300 Colorado Investor, LLC	Georgia	100%
Austin 300 Colorado Project GP, LLC	Texas	100%
Austin 300 Colorado Project, LP	Texas	100%
Cousins 100 Mill Investor LLC	Georgia	100%
Cousins 1200 Peachtree LLC	Georgia	100%
Cousins 27 8th Street LLC	Georgia	100%
Cousins 200 East Bland LP	Georgia	100%
Cousins 200 South Coll. LP	Georgia	100%
Cousins 222 S. Mill, LLC	Delaware	100%
Cousins 3rd & Colorado LLC	Georgia	100%
Cousins 3rd W Peachtree LLC	Georgia	100%
Cousins 3WP Consulting LLC	Georgia	100%
Cousins 3WP Holdings LLC	Georgia	100%
Cousins 3060 Peachtree Sub, LLC	Delaware	100%
Cousins 550 South Caldwell, LP	Delaware	100%
Cousins 715 Ponce LLC	Delaware	100%
Cousins 725 Ponce LLC	Georgia	100%
Cousins 725 TRS LLC	Georgia	100%
Schedule B - 1

Cousins 8th & West Peachtree LLC	Georgia	100%
Cousins 84 Twelfth Investor LLC	Georgia	100%
Cousins Acquisitions Entity LLC	Georgia	100%
Cousins Avalon 10000 LLC	Delaware	100%
Cousins Avalon 8000 LLC	Delaware	100%
Cousins Bland Street Land GP LLC	Georgia	100%
Cousins Bland Street Land LP	Georgia	100%
Cousins Charlotte Lender LLC	Georgia	100%
Cousins Charlotte Lender Holdings LLC	Georgia	100%
Cousins Colorado Investor LLC	Georgia	100%
Cousins Colorado Land LLC	Georgia	100%
Cousins Dallas Lender LLC	Georgia	100%
Cousins Dallas Lender Holdings LLC	Georgia	100%
Cousins Decatur Development LLC	Georgia	100%
Cousins Employees LLC	Georgia	100%
Cousins Fareground Beverage Company, LLC	Texas	100%
Cousins Fareground Holding Company, LLC	Texas	100%
Cousins Fareground Management Company, LLC	Texas	100%
Cousins Fareground TRS, LLC	Texas	100%
Cousins FTC Charlotte LP	Georgia	100%
Cousins FTC Holding LLC	Georgia	100%
Cousins Nashville Lender LLC	Georgia	100%
Cousins Nashville Lender Holdings LLC	Georgia	100%
Cousins Fund II Buckhead, LLC	Delaware	100%
Schedule B - 2

Cousins Fund II Phoenix I, LLC	Delaware	100%
Cousins Fund II Phoenix II, LLC	Delaware	100%
Cousins Fund II Phoenix III LLC	Delaware	100%
Cousins Fund II Phoenix IV, LLC	Delaware	100%
Cousins Fund II Phoenix V, LLC	Delaware	100%
Cousins Fund II Tampa II, LLC	Delaware	100%
Cousins Fund II Tampa III, LLC	Delaware	100%
Cousins Heights Union LLC	Georgia	100%
Cousins International Plaza I, LLC	Delaware	100%
Cousins International Plaza II, LLC	Delaware	100%
Cousins International Plaza III, LLC	Delaware	100%
Cousins International Plaza V Land, LLC	Delaware	100%
Cousins International Plaza VI Land, LLC	Delaware	100%
Cousins NC Gen Partner LLC	Georgia	100%
Cousins Neuhoff Investor LLC	Delaware	100%
Cousins Northpark 400 LLC	Georgia	100%
Cousins Northpark 500/600 LLC	Georgia	100%
Cousins One Capital City Plaza, LLC	Delaware	100%
Cousins - One Congress Plaza, LLC	Delaware	100%
Cousins Phoenix VI, LLC	Delaware	100%
Cousins Properties Foundation Inc.	Georgia	100%
Cousins Properties Sub Inc.	Maryland	100%
Cousins Proscenium Investor LLC	Georgia	100%
Cousins Railyard LP	Georgia	100%
Cousins Realty Services, LLC	Delaware	100%
Schedule B - 3

Cousins Research Park V LLC	Georgia	100%
Cousins - San Jacinto Center, LLC	Delaware	100%
Cousins Spring & 8th Streets LLC	Georgia	100%
Cousins Spring & 8th Streets Parent LLC	Georgia	100%
Cousins Tampa Sub, LLC	Delaware	100%
Cousins TBP, LLC	Delaware	100%
Cousins Tremont Doggett LP	Georgia	100%
Cousins Tower Place 200, LLC	Delaware	100%
Cousins TRS Austin Amenities, LLC	Delaware	100%
Cousins TRS Services LLC	Georgia	100%
Cousins Vantage LP	Georgia	100%
Cousins W. Rio Salado, LLC	Delaware	100%
CPI Services LLC	Georgia	100%
Domain Junction 2 LLC	Delaware	100%
Domain Junction 7 LLC	Delaware	100%
Domain Junction 8 LLC	Delaware	100%
Meridian Mark Plaza, LLC	Georgia	100%
Murphy GP LLC	Georgia	100%
Murphy Subsidiary Holdings Corporation	Maryland	100%
One Briarlake Plaza Owner, LLC	Delaware	100%
Terminus Venture T100 LLC	Delaware	100%
Terminus Venture T200 LLC	Delaware	100%
Tier BT, Inc.	Delaware	100%
Tier Business Trust	Maryland	100%
Tier GP, Inc.	Delaware	100%
Schedule B - 4

Tier Operating Partnership LP	Texas	100%
Tier Partners, LLC	Delaware	100%
TR 3354 Office Member, LLC	Delaware	100%
TR Domain 10, LLC	Delaware	100%
TR Domain 11, LLC	Delaware	100%
TR Domain 12, LLC	Delaware	100%
TR Domain 9, LLC	Delaware	100%
TR Domain, LLC	Delaware	100%
TR Domain Point Member, LLC	Delaware	100%
TR Legacy Circle, LLC	Delaware	100%
TR Legacy Member, LLC	Delaware	100%
TR Terrace GP, LLC	Delaware	100%
TR Terrace LP	Delaware	100%
Two Briarlake Plaza GP, LLC	Delaware	100%
Two Briarlake Plaza LP	Delaware	100%
Wanamaker Holdings, LLC	Delaware	100%
Schedule B - 5

SCHEDULE C
LIST OF JOINT VENTURES

Subsidiary	State of Organization	Company Percentage Ownership
3354 Office/Condo, LLC	Delaware	95%
HICO 100 Mill LLC	Delaware	90%
TL Proscenium Holdco LLC	Delaware	20%
TL CO Proscenium JV LLC	Delaware	20%
TL CO Proscenium Owner LLC	Delaware	20%
TL CO Proscenium TRS LLC	Delaware	20%
TR 3354 Office, LLC	Delaware	95%
TR Domain Point, LLC	Delaware	96.5%
TR Legacy Town Center, LLC	Delaware	95%
Schedule C - 1

SCHEDULE D
Directors:
Charles T. Cannada
Robert M. Chapman
M. Colin Connolly
Scott W. Fordham
Lillian C. Giornelli
R. Kent Griffin, Jr.
Donna W. Hyland
Dionne Nelson
R. Dary Stone
Officers (who are not also directors):
Gregg D. Adzema
Kennedy Hicks
Richard G. Hickson IV
John S. McColl
Pamela F. Roper
Jeffrey Symes
A - 1

Exhibit C
[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)]
November [●], 2024
[●]
Re: Proposed Public Offering by Cousins Properties Incorporated
Dear Sirs and Madams:
The undersigned, a stockholder, officer and/or director of Cousins Properties Incorporated, a Georgia corporation (the “Company”), understands that [●] (in such capacity, the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 30 days from the date of the Underwriting Agreement (including any extension thereof in accordance with the terms hereof, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter; provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) other than with respect to clause (i) and (vi) below, such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, during the Lock-Up Period, and (4) other than with respect to clause (i) and

(vi) below, the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:
(i)    by will or intestate succession; or
(ii)    as a bona fide gift or gifts; or
(iii)    to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or
(iv)    as a distribution to limited or general partners, members or stockholders of the undersigned; or
(v)    to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by or under common control with, the undersigned or its affiliates;
Furthermore, notwithstanding the foregoing, the undersigned may (1) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales, (2) conduct a “net” or “cashless” exercise of options to acquire shares of Common Stock in accordance with their terms, provided that any Common Stock received upon such exercise shall be subject to the restrictions contained in this lock-up agreement, (3) forfeit shares of restricted Common Stock (that vest during the Lock-Up Period) to the Company only to satisfy tax withholding requirements, and (4) establish a written trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended, if and only if (i) the establishment of such plan is not required to be reported by the Company or the undersigned in any public report or filing with the Securities and Exchange Commission, or otherwise, (ii) neither the undersigned nor the Company otherwise voluntarily effects any public filing or report regarding the establishment of such plan, and (iii) no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities, except in compliance with the foregoing restrictions.
THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
This lock-up agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Underwriter advising the Company in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (2) the Company advising the Underwriter in writing, prior to the execution of the

Underwriting Agreement, that it has determined not to proceed with the Public Offering, and (3) termination of the Underwriting Agreement before the sale of any shares of Common Stock to the Underwriter.
[Signature page follows]

Very truly yours,

Signature:

Print Name:
C-4